Exhibit 99












GOTTSCHALKS INC. RETIREMENT
SAVINGS PLAN AND TRUST

Financial Statements as of and for the
Years Ended January 31, 1995 and 1994,
Supplemental Schedules as of and for the Year Ended January 31, 1995 and
Independent Auditors' Report

GOTTSCHALKS INC. RETIREMENT SAVINGS PLAN AND TRUST

TABLE OF CONTENTS

                                                            Page

INDEPENDENT AUDITORS' REPORT                                  1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
  ENDED JANUARY 31, 1995 AND 1994:

     Statements of Net Assets Available for
       Benefits                                               2

     Statements of Changes in Net Amounts Available for
       Benefits with Fund Information                         3-4

     Notes to Financial Statements                            5-9

SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR
  ENDED JANUARY 31, 1995:

Schedule I:
     Item 27a - Schedule of Assets Held for Investment
           Purposes                                           10

Schedule II:
     Item 27d - Schedule of Reportable (5%) Transactions      11


Supplemental schedules not listed above have been omitted because of the absence of conditions under which they are required.

DELOITTE &
 TOUCHE LLP (letterhead)


INDEPENDENT AUDITORS' REPORT


Board of Directors and Plan Participants of
Gottschalks Inc. Retirement Savings Plan and Trust
Fresno, California


We have audited the accompanying statements of net assets available for benefits of Gottschalks Inc. Retirement Savings Plan and Trust as of January 31, 1995 and 1994, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of January 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund and the supplemental schedules are presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. This supplemental information is the responsibility of the Plan's management. Such supplemental information by fund and supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/ Deloitte & Touche LLP
September 25, 1995

GOTTSCHALKS INC. RETIREMENT SAVINGS PLAN AND TRUST

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS



                                                      January 31,
                                                  1995         1994

ASSETS

INVESTMENTS AT FAIR VALUE (Note 3):
 Wells Fargo Bank Investment Funds
   for Retirement Plans:
     Gottschalks Inc. Common Stock Fund*       $2,816,468  $3,075,469
     Asset Allocation Fund*                     1,841,907   1,648,196
     Income Accumulation Fund*                  1,127,834     936,041
     S&P 500 Stock Fund*                          610,782     524,755
     Growth Stock Fund                            182,391     118,459
     S&P MidCap Stock Fund                        174,440     162,003
     Loans to participants*                       609,030     441,989
                                               ----------   ---------
       Total investments                        7,362,852   6,906,912

RECEIVABLES:
 Employer Contributions                           243,591     225,257
 Participants' Contributions                       25,601      23,098
                                                ---------   ---------
                                                  269,192     248,355

CASH                                               29,820      17,133
                                                ---------   ---------
                                                7,661,864   7,172,400
                                                ---------   ---------

LIABILITIES

PAYABLE TO PARTICIPANTS (Note 4)                    1,890      46,833
                                                ---------   ---------
NET ASSETS AVAILABLE FOR BENEFITS              $7,659,974  $7,125,567
                                                =========   =========


* Represents individual investments in excess of 5% of net assets available for benefits at the beginning of the Plan years ended January 31, 1995 and 1994.


See notes to financial statements.


GOTTSCHALKS INC. RETIREMENT SAVINGS PLAN AND TRUST

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED JANUARY 31, 1995




                                                         SUPPLEMENTAL INFORMATION BY FUND

                                              NON-
                                          PARTICIPANT
                                            DIRECTED                     PARTICIPANT DIRECTED

                                          GOTTSCHALKS  GOTTSCHALKS
                                              INC.         INC.                 INCOME       S&P
                                             COMMON       COMMON     ASSET       ACCUM-      500       GROWTH
                                              STOCK        STOCK   ALLOCATION   ULATION      STOCK      STOCK
                                              FUND         FUND       FUND       FUND        FUND       FUND

ADDITIONS TO PLAN ASSETS
  ATTRIBUTED TO:
Investment income (loss):
  Net appreciation (depreciation) in
    fair value of investments              ($236,924)    ($242,986)   ($42,837)                 $4,044    ($2,419)
  Interest Income                                                                   $40,134
                                          -----------------------------------------------------------------------
                                           ( 236,924)    (242,986)     (42,837)      40,134      4,044     (2,419)
Contributions:
  Employer                                   217,434
  Participants                                            308,257      456,834      300,422    151,593     53,160
                                          -----------------------------------------------------------------------
                                             217,434      308,257      456,834      300,422    151,593     53,160
                                          -----------------------------------------------------------------------
Total additions (deductions)                 (19,490)      65,271      413,997      340,556    155,637     50,741
                                          -----------------------------------------------------------------------

DEDUCTIONS FROM NET ASSETS
  ATTRIBUTED TO:
  Benefits paid to participants             (165,952)    (133,642)    (106,057)    (117,360)   (25,401)   (12,933)
  Administrative expenses                       (116)      (2,480)      (3,034)     ( 2,042)      (696)       (64)
                                          -----------------------------------------------------------------------
  Total deductions                          (166,068)    (136,122)    (109,091)    (119,402)   (26,097)   (12,997)
                                          -----------------------------------------------------------------------

NET INCREASE (DECREASE) PRIOR
TO INTERFUND TRANSFERS                      (185,558)     (70,851)     304,906      221,154    129,540     37,744

INTERFUND TRANSFERS                          (11,275)       8,683     (111,195)     (29,361)   (43,513)   (26,188)
                                          -----------------------------------------------------------------------
NET INCREASE (DECREASE)                     (196,833)     (62,168)     193,711      191,793     86,027     63,932

NET ASSETS AVAILABLE FOR BENEFITS:
BEGINNING OF YEAR                          1,557,143    1,518,326    1,648,196      936,041    524,755    118,459
                                          -----------------------------------------------------------------------
END OF YEAR                               $1,360,310   $1,456,158   $1,841,907   $1,127,834   $610,782   $182,391
                                          =======================================================================




                                                        SUPPLEMENTAL INFORMATION BY FUND

                                          S&P
                                          MIDCAP           LOANS
                                          STOCK              TO
                                          FUND           PARTICIPANTS    CASH          OTHER         TOTAL
ADDITIONS TO PLAN ASSETS
  ATTRIBUTED TO:
Investment income (loss):
  Net appreciation (depreciation) in
    fair value of investments              ($9,294)                                                   ($530,416)
  Interest Income                                         $45,510         $1,032                         86,676
                                          -------------------------------------                    ------------
                                            (9,294)        45,510          1,032                      ( 443,740)
Contributions:
  Employer                                                                             $ 18,334         235,768
  Participants                              55,408                           360         47,446       1,373,480
                                          ---------------------------------------------------------------------
                                            55,408                           360         65,780       1,609,248
                                          ---------------------------------------------------------------------
Total additions (deductions)                46,114         45,510          1,392         65,780       1,165,508
                                          ---------------------------------------------------------------------

DEDUCTIONS FROM NET ASSETS
  ATTRIBUTED TO:
  Benefits paid to participants             (6,999)       (46,324)        (5,210)                      (619,878)
  Administrative expenses                     (151)                       (2,640)                      ( 11,223)
                                          ---------------------------------------------------------------------
  Total deductions                          (7,150)       (46,324)        (7,850)                      (631,101)
                                          ---------------------------------------------------------------------

NET INCREASE (DECREASE) PRIOR
  TO INTERFUND TRANSFERS                    38,964           (814)        (6,458)        65,780         534,407

INTERFUND TRANSFERS                        (26,527)       167,855         19,145                              0
                                          ---------------------------------------------------------------------
NET INCREASE (DECREASE)                     12,437        167,041         12,687         65,780         534,407

NET ASSETS AVAILABLE FOR BENEFITS:
BEGINNING OF YEAR                          162,003        441,989         17,133        201,522       7,125,567
                                          ---------------------------------------------------------------------
END OF YEAR                               $174,440       $609,030        $29,820       $267,302      $7,659,974

                                          =====================================================================

See notes to financial statements.


GOTTSCHALKS INC. RETIREMENT SAVINGS PLAN AND TRUST

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED JANUARY 31, 1994



                                                       SUPPLEMENTAL INFORMATION BY FUND

                                              NON.
                                            PARTICIPANT
                                             DIRECTED         PARTICIPANT DIRECTED


                                          GOTTSCHALKS  GOTTSCHALKS
                                              INC.        INC.                  INCOME       S&P
                                             COMMON     COMMON       ASSET      ACCUM-       500      GROWTH
                                              STOCK      STOCK     ALLOCATION   ULATION      STOCK    STOCK
                                              FUND       FUND         FUND      FUND         FUND     FUND


ADDITIONS TO PLAN ASSETS
  ATTRIBUTED TO:
Investment income (loss):
  Net appreciation (depreciation) in
    fair value of investments              ($200,316)   ($214,520)  $215,627                  $55,929   $15,089
  Interest Income                                                                 $38,623
                                           ----------------------------------------------------------------------

                                           ( 200,316)   ( 214,520)   215,627       38,623      55,929   $15,089
Contributions:
  Employer                                  $511,564
  Participants                                            289,960    429,148      309,185     152,907    35,049
                                           ----------------------------------------------------------------------

                                             511,564      289,960    429,148      309,185     152,907    35,049
                                           ----------------------------------------------------------------------

Total additions(deductions)                  311,248       75,440    644,775      347,808    208,836    50,138
                                           ----------------------------------------------------------------------


DEDUCTIONS FROM NET ASSETS
  ATTRIBUTED TO:
  Benefits paid to participants             (206,554)    (178,363)  (130,573)    (186,487)   (74,759)  (14,309)
  Administrative expenses                        (95)      (2,361)    (2,508)     ( 1,715)     ( 620)     ( 54)
                                          -----------------------------------------------------------------------

  Total deductions                          (206,649)    (180,724)  (133,081)    (188,202)   (75,379)  (14,363)
                                          -----------------------------------------------------------------------

NET INCREASE (DECREASE) PRIOR
TO INTERFUND TRANSFERS                       104,599     (105,284)   511,694      159,606    133,457    35,775

INTERFUND TRANSFERS                                      (205,400)    (3,530)      19,113     14,657     9,201
                                          -----------------------------------------------------------------------
NET INCREASE (DECREASE)                      104,599     (310,684)   508,164      178,719    148,114    44,976

NET ASSETS AVAILABLE FOR BENEFITS:
BEGINNING OF YEAR                          1,452,544    1,829,010  1,140,032      757,322    376,640    73,483
                                          -----------------------------------------------------------------------
END OF YEAR                               $1,557,143   $1,518,326 $1,648,196     $936,241   $524,754  $118,459
                                          =======================================================================




                                                        SUPPLEMENTAL INFORMATION BY FUND

                                          S&P
                                          MIDCAP       LOANS
                                          STOCK        TO
                                          FUND         PARTICIPANTS       CASH         OTHER         TOTAL
ADDITIONS TO PLAN ASSETS
  ATTRIBUTED TO:
Investment income (loss):
  Net appreciation (depreciation) in
    fair value of investments             $ 17,131                                                    ($111,060)
  Interest Income                                       $35,222              $238                        74,083
                                          ----------------------------------------------------------------------
                                            17,131       35,222               238                       (36,977)
Contributions:
  Employer                                                                             ($299,595)       211,969
  Participants                              42,706                         (2,375)        45,574      1,302,154
                                          ----------------------------------------------------------------------
                                            42,706                         (2,375)     ( 254,021)     1,514,123
                                          ----------------------------------------------------------------------
Total additions (deductions)                59,837       35,222            (2,137)     ( 254,021)     1,477,146
                                          ----------------------------------------------------------------------

DEDUCTIONS FROM NET ASSETS
  ATTRIBUTED TO:
  Benefits paid to participants           ( 18,130)     (45,262)          (25,633)                     (880,070)
  Administrative expenses                     (133)                       ( 2,285)                      ( 9,771)
                                          ----------------------------------------------------------------------
  Total deductions                        ( 18,263)     (45,262)          (27,918)                     (889,841)
                                          ----------------------------------------------------------------------

NET INCREASE (DECREASE) PRIOR
  TO INTERFUND TRANSFERS                    41,574      (10,040)          (30,055)     ( 254,021)       587,305

INTERFUND TRANSFERS                         70,529       53,449            41,982             (1)             0
                                          ----------------------------------------------------------------------
NET INCREASE (DECREASE)                    112,103       43,409            11,927      ( 254,022)       587,305

NET ASSETS AVAILABLE FOR BENEFITS:
BEGINNING OF YEAR                           49,900      398,580             5,207        455,544      6,538,262
                                          ----------------------------------------------------------------------
END OF YEAR                               $162,003     $441,989           $17,134       $201,522     $7,125,567
                                          ======================================================================


See notes to financial statements.

GOTTSCHALKS INC. RETIREMENT SAVINGS PLAN AND TRUST

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 1995 AND 1994

1.   DESCRIPTION OF THE PLAN

     The following description of Gottschalks Inc. Retirement
     Savings Plan and Trust (the "Plan") is included for informational purposes only. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     a. General - The Plan is a defined contribution profit sharing plan designed to cover all employees of Gottschalks Inc. ("the Company"), who have completed at least one year of employment with not less than 1,000 hours of service, are age twenty-one or older and are not covered by a collective bargaining agreement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     b. Contributions - Each year participants may contribute up to 10% of their annual eligible compensation to the Plan. Such contributions are limited to a maximum of $9,240 and $8,994 for the years ended January 31, 1995 and 1994, respectively, as prescribed by the Internal Revenue Code. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Board of Directors of the Company may elect to make an annual discretionary contribution to the Plan of up to 2% of each participant's annual eligible compensation, not to exceed each participant's contribution amount. The Company's contributions may be made in the form of cash or common stock of the Company. For the years ended January 31, 1995 and 1994, the Company contributed $235,768 and $211,969, respectively, to the Plan in the form of common stock of the Company, representing 2% of eligible compensation for one half of each of the years ended January 31, 1995 and 1994.

     c. Participant Accounts - Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and (b) Plan earnings, and is charged with an allocation of administrative expenses. Allocations are based on participant earnings or account balances, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future Company contributions to the Plan. All participants have a proportionate undivided interest in the Plan's net assets. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

     d. Loans to Participants - The Plan allows participants, subject to certain rules, to borrow up to 50% of the vested portion of their account balance, up to a maximum of $50,000. Amounts borrowed are generally repaid through automatic payroll deductions over a time period not to exceed five years, except for loans for the purchase of a primary residence which may be repaid over a period of fifteen years. The collection of principal and interest on loans to participants is administered by the trust department of Wells Fargo Bank, the Plan's Trustee. The loans are secured by the balance in the participant's account and bear interest at a fixed rate determined upon funding the loan equal to the treasury rate plus 2%. Interest rates on outstanding participant loans currently range from 5.4% to 10.5%.

     e. Vesting - Participants are immediately vested in their voluntary contributions to the Plan, plus actual earnings thereon. Vesting in the employer contribution portion of their accounts plus actual earnings thereon is based on years of continuous service. A participant is 100 percent vested after four years of continuous service, or if they leave the Company at or after age 65, or because of disability or death.

          Vested amounts allocated to accounts of persons who have withdrawn from participation in the earnings and operations of the Plan were $217,000 at January 31, 1995 and $286,000 at January 31, 1994.

     f. Investment Options - Upon enrollment in the Plan, a participant may direct employee contributions among any six of the following Wells Fargo Bank Investment Funds for Retirement Plans. Participants may change the funds chosen on a quarterly basis. Employer contributions to the Plan are non-participant directed and are held in the Gottschalks Inc. Common Stock Fund.

               Gottschalks Inc. Common Stock Fund - Funds are invested in common stock of Gottschalks Inc.

               Asset Allocation Fund - Funds are invested in common stocks, U.S. Treasury long bonds and money market instruments.

               Income Accumulation Fund - Funds are invested in a variety of fixed-income securities.

               S&P 500 Stock Fund - Funds are invested in common stocks comprising the S&P 500 Index.

               Growth Stock Fund - Funds are invested primarily in common stock of growth companies.

               S&P MidCap Stock Fund - Funds are invested in common stocks comprising the S&P MidCap 400 Index.

     g. Payment of Benefits - On termination of service, death, permanent disability or normal retirement, the participant shall receive a lump-sum distribution equal to the vested value of the participant's account. Distributions of terminated participant account balances are made in the form of Company common stock, cash or a combination of both. Payments are recorded when made.

     h. Administrative Expenses - The funds are charged an annual management fee by the Trustee. Such fees ranged from .28 to .75 of 1% of net assets available for benefits during each of the years ended January 31, 1995 and 1994.

     i. Plan Termination - Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100 percent vested in their accounts.

2.   PLAN AMENDMENT

     Effective January 1, 1996, the Trustee of the Plan will be changed to the Charles Schwab Trust Company. In connection with changing the Trustee of the Plan, certain provisions of the Plan have also been amended. Such significant amendments include, but are not limited to, the following:

     a. The Plan year-end will be changed from January 31 to December 31 of each year;

     b. The maximum annual voluntary employee contribution rate has been increased from 10% to 15% of eligible compensation, subject to certain limitations prescribed by the Internal Revenue Service;

     c. The various investment options available to participants has been changed to provide participants with options that more closely match investment risk with a participants lifestyle. The six investment options that will be available to participants include the following: (1) the Money Market Fund (no risk); (2) the Lifestyle Defensive Portfolio (low level of risk);
          (3) the Lifestyle Conservative Portfolio (conservative level of risk); (4) the Lifestyle Moderate Portfolio (moderate level of risk); (5) the Lifestyle Aggressive Portfolio (aggressive level of risk) and (6) the Gottschalks Inc. Common Stock Fund (the common stock of the Company).

     d. The minimum loan amount that participants may borrow against the vested portion of their account balances has been increased to $500.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies of the Plan are as follows:

     a. Basis of Accounting - The financial statements of the Plan are prepared in accordance with generally accepted accounting principles using the accrual basis of accounting.

     b.   Investments - Investments of the Plan at January 31,
          1995 and 1994, are held and managed by the Plan's
          Trustee and are combined in collective investment funds with investments of unrelated plans.

          Investments other than loans to participants are stated at fair value as determined by the Plan's Trustee based on quoted market prices. Loans to participants are stated at cost which approximates their fair value. Investment transactions are recorded as of the trade date. The cost of investments sold is computed on an average cost basis.

     c. Administrative Expenses - Certain administrative functions of the Plan are performed by officers or employees of the Company. No officer or employee receives compensation from the Plan for such functions performed. In addition, certain administrative expenses of the Plan, including trustee fees, are paid directly by the Company.

4.   TAX STATUS

     On September 28, 1995, the Internal Revenue Service determined that the Plan is qualified under Sections 401(a) and 501(a) of the Internal Revenue Code and that the trust established under the Plan is tax-exempt. Accordingly, no provision for taxes has been made in the accompanying financial statements.

     During the years ended January 31, 1995 and 1994, certain employees of the Company that participate in the Plan made elective contributions to the Plan in excess of annual limitations prescribed by the Internal Revenue Code. Excess contributions made by these participants, totalling $1,890 and $46,833 in January 31, 1995 and 1994, are reflected as refundable contributions payable to participants in the accompanying statements of net assets available for benefits. The Plan refunded such excess contributions made for those plan years to the respective participants within the prescribed time period.

5.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

     The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                January 31
                                             1995         1994

     Net assets available for
       benefits per the
       financial statements              $7,659,974   $7,125,567

     Amounts allocated to
       withdrawing participants            (217,000)    (286,000)
                                          ---------    ----------
     Net assets available for
       benefits per the Form 5500        $7,442,974   $6,839,567
                                         ==========   ==========

     The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:


                                                 Year Ended
                                                 January 31,
                                                    1995
     Benefits paid to participants
       per the financial statements               $619,878

     Add: Amounts allocated to
       withdrawing participants
       at January 31, 1995                         217,000

     Less: Amounts allocated to
       withdrawing participants
       at January 31, 1994                        (286,000)
                                                   -------
     Benefits paid to participants
       per the Form 5500                          $550,878
                                                   =======

     Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to January 31, 1995 but not yet paid as of that date.

                             ******

GOTTSCHALKS INC. RETIREMENT SAVINGS PLAN AND TRUST - SCHEDULE I


ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
JANUARY 31, 1995



                    Description                                    Fair
Identity of Issue   Of Investment         Units          Cost      Value

Wells Fargo Bank    Gottschalks Inc.    556,614.27   $3,333,442  $2,816,468
 Investment Funds    Common Stock Fund
 for Retirement
 Plans

Wells Fargo Bank    Asset Allocation    120,622.58    1,866,910   1,841,907
 Investment Funds     Fund
 for Retirement
 Plans


Wells Fargo Bank    Income Accumulation  96,292.36    1,127,834   1,127,834
 Investment Funds     Fund
 for Retirement
 Plans


Wells Fargo Bank    S&P 500 Stock Fund   36,205.20      603,154     610,782
 Investment Funds
 for Retirement
 Plans

 Wells Fargo Bank   Growth Stock Fund    14,673.44      182,796     182,391
 Investment Funds
 for Retirement
 Plans

Wells Fargo Bank    S&P MidCap Stock     14,783.08      180,831     174,440
 Investment Funds     Fund
 for Retirement
 Plans

Loans to            Interest at rates                   609,030     609,030
Participants        ranging from 5.4% to              ---------   ---------
                    10.5%                            $7,903,997  $7,362,852

GOTTSCHALKS INC. RETIREMENT SAVINGS PLAN AND TRUST - SCHEDULE II


ITEM 27D - SCHEDULE OF REPORTABLE (5%) TRANSACTIONS
YEAR ENDED JANUARY 31, 1995

CATEGORY (iii) - Series of Transactions when aggregated involving an amount in excess of 5 Percent of the Current Value of Plan
Assets


 Identity of
Party Involved                          Purchase/
& Description              Number of     Selling              Net Gain
of Assets (Units)         Transactions    Price     Cost      (Loss)

Purchases of Wells Fargo
  Bank Investment Funds
  for Retirement Plans:
    Gottschalks Inc.
      Common Stock Fund        67       $664,772
    Asset Allocation Fund      69        564,314
    Income Accumulation Fund   60        360,272

Sales of Wells Fargo
  Bank Investment Funds
  for Retirement Plans:
    Gottschalks Inc.
      Common Stock Fund       130       $443,864    $549,870  $(106,006)


There were no Category (i), (ii) or (iv) reportable transactions during the year ended January 31, 1995. Commissions and fees for purchases and sales of investments are included in the cost of the investment or the proceeds from the sale and are not separately identified.


                            ********